Exhibit 4.11
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN
THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
RULE 24B-2 OF THE SECURITIES EXCHANGE
ACT OF 1934, AS AMENDED
AMENDMENT TO PATENT LICENSE AGREEMENT
This Agreement is made by and between:
NOVOGEN LIMITED ACN 063 259 754 and NOVOGEN RESEARCH PTY LIMITED ACN 060 202 931 each with its principal place of business at 140 Wicks Road, North Ryde, NSW 2113, Australia and NOVOGEN INC. of 1013 Centre Road, Wilmington, Delaware, United States of America (hereinafter together referred to as “Novogen”)
AND
SOLAE, LLC (formerly Protein Technologies International, Inc.) which is a corporation of the state of Delaware, having its principal place of business at 1034 Danforth Dr., St. Louis, Missouri 63102, United States of America (hereinafter “Solae”)
BACKGROUND:
A.	Novogen and Solae desire to amend the Patent License Agreement to change the schedule of annual minimum payments.

B.	Novogen and Solae desire to amend the Patent License Agreement to allocate to Novogen an interest in any potential sale of Solae’s isoflavone drug program.

C.	Novogen and Solae desire to amend the Patent License Agreement to provide a mechanism for enjoining infringement of products containing isoflavones derived from kudzu that fall within the Patent Rights.
THE PARTIES AGREE AS FOLLOWS:
1.	This Agreement amends the Patent License Agreement of November 13, 1997 between Novogen and Protein Technologies International, Inc. (the “Patent License Agreement”) with effect on and from 24 December 2002. Unless this Agreement expressly states otherwise, the provisions of this Agreement are in addition to, and not in substitution or replacement of, any of the provisions of the Patent Licence Agreement.

2.	Capitalised expressions in this Agreement which are not defined in this Agreement have the same meaning as those expressions have in the Patent License Agreement.

3.	The annual minimum payment schedule set forth in article 3.01(b)(i-iii) if the Patent License Agreement is deleted and is replaced with the following annual minimum payment schedule:
     3.01(b)

(i)	[***][1] dollars (U.S. $[***]) due by December 31, 2001;

(ii)	[***] dollars (U.S. $[***) due by December 31, 2002;

(iii)	[***] dollars (U.S. $[***]) due by December 31, 2003;

(iv)	[***] dollars (U.S. $[***]) due by December 31, 2004;

(v)	[***] dollars (U.S. $[***]) due by December 31, 2005;

(vi)	[***] dollars (U.S. $[***]) due by December 31, 2006;

(vii)	One and a quarter million dollars (U.S. $1,250,000) due by December 31, 2007;

(viii)	One million, three hundred and twenty thousand dollars (U.S. $1,320,000) due by December 31, 2008;

(ix)	One million, four hundred and thirty thousand dollars (U.S. $1,430,000) due by December 31, 2009;

(x)	One million, five hundred and forty thousand dollars (U.S. $1,540,000) due by December 31, 2010;

(xi)	One million, six hundred and seventy thousand dollars (U.S. $1,670,000) due by December 31, 2011;

(xii)	Two million dollars (U.S. $2,000,000) by December 31, 2012 and annually thereafter for so long as this Agreement is in effect;

(xiii)	An additional five hundred thousand dollars (U.S. $500,000) due on the issue of a U.S. patent having claims to a health supplement comprising any two or more naturally occurring phytoestrogens selected from genistein, daidzein, and/or their glycosides.
4.	If Solae sells, transfers of otherwise disposes of (“Sells”) the whole or a substantial part of its assets forming part of its genistein/prostate drug program (the Joint Development Program between the US National Cancer Institute and Solae) (the “Drug Program”) to any third party, then Solae shall pay to Novogen the first [***] dollars (U.S. $[***]) of revenue derived from or in connection with that Sale, payable in accordance with the following payment schedule:
(a)	If Solae Sells the Drug Program in the 2003 Calendar Year, three payments as follows:
(i)	[***] dollars (U.S. $[***]) payable immediately upon the initial receipt of the revenue by Solae or its Affiliate;

(ii)	an additional payment of [***] dollars (U.S. $[***]) on the first anniversary in 2004 of the initial receipt of the revenue by Solae or its Affiliate; and

(iii)	an additional payment of [***] dollars (U.S. $[***]) on the second anniversary in 2005 of the initial receipt of the revenue by Solae or its Affiliate.
(b)	If Solae Sells the Drug Program in the 2004 Calendar Year, two payments as follows:
(i)	[***] dollars (U.S. $[***]) payable immediately upon the initial receipt of the revenue by Solae or its Affiliate; and

(ii)	an additional payment of [***] dollars (U.S. $[***]) on the first anniversary in 2005 of the initial receipt of the revenue by Solae or its Affiliate.

[1]	[***] Confidential treatment requested.

(c)	If Solae Sells the Drug Program after 31 December 2004, a payment of [***] dollars (U.S. $[***]) payable immediately upon the initial receipt of the revenue by Solae or its Affiliate.
If Solae enters into any transaction to Sell the whole or a substantial part of its assets forming part of the Drug Program under which Solae or any Affiliate receives or will receive revenue of less than U.S. $[***] but receives or will receive additional consideration other than money (“Other Consideration”), then Solae shall transfer or assign to Novogen (or otherwise ensure that Novogen receives) on or before the date on which Solae or any Affiliate receives the Other Consideration, a portion of the Other Consideration which ensures that the total consideration received by Novogen in relation to the Sale in money or money’s worth is not less than the amounts set out in paragraphs (a), (b) or (c) above. Solae shall at all times observe fiduciary duties to and act in good faith toward Novogen in relation to any transaction to Sell the whole or a substantial part of Solae’s assets forming part of the Drug Program.
5.	In order to abate infringement of the Patent Rights in so far as they pertain to isoflavone materials which are derived from kudzu, the parties agree that if it reasonably appears to Novogen:
(a)	that a Third Party is, without the license of Novogen, making, using, selling, offering for sale, or importing any product in the Territory which contains isoflavone materials which are derived from kudzu;

(b)	that the product infringes the Patent Rights; and

(c)	that retail sales of the product are greater than four million dollars (U.S. $4,000,000) per annum in the Territory, then Novogen shall, within a reasonable time after receiving Solae’s request in writing, initiate an action at law or in equity against the Third Party for infringement of the Patent Rights.

6.	If Novogen initiates an action at Solae’s request under clause 5, then:
(a)	Solae shall be entitled to join such action as a party to the suit (insofar as permitted by law);

(b)	if Solae is joined as a party to the suit, Solae shall be entitled to have the conduct and control of and prosecute the suit, any counterclaim filed in the suit and any appeal therefrom (the “Litigation”), but Solae shall observe any direction which Novogen gives in relation to any issue in the Litigation relating to the validity of any Patent Rights;

(c)	if Solae is not joined as a party to the suit, Solae shall be entitled to have the conduct and control of and prosecute the Litigation in Novogen’s name, but Solae shall observe any direction which Novogen gives in relation to any issue in the Litigation relating to the validity of any Patent Rights;

(d)	Solae shall be responsible for all legal and other costs incurred by the parties in initiation, prosecution and conduct of the Litigation; and

(e)	Solae shall indemnify Novogen against, and pay to Novogen on demand the amount of, all losses, damages, costs and expenses suffered or incurred by or on behalf of Novogen in or in relation to the initiation, prosecution and conduct of the Litigation, including legal and patent attorney expenses on an indemnity basis, the time of Novogen’s management, scientific and technical personnel (calculated hourly on a full time equivalent basis), and any loss or damage as a result of any orders made in the Litigation, except that Solae shall not be responsible for indemnifying Novogen for any expenses or costs incurred by Novogen that result from Novogen’s independent prosecution and conduct of the Litigation and that do not result from Solae’s prosecution and conduct of the Litigation or from Solae’s specific requests for Novogen’s assistance regarding the Litigation, and Solae shall not be responsible for any loss or damage incurred by Novogen as a result of any court findings or order in the Litigation resulting in the invalidation of any patent within the Patent Rights.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date of the last signature below.

Novogen Limited

By:

Title:
Date:

Novogen Research Pty Limited

By:

Title:
Date:

Novogen Inc.

By:

Title:
Date:

Solae, LLC

By:

Title:
Date: